Exhibit 32


                                  Certification
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
               (Subsections (a) and (b) of Section 1350, Chapter
                      63 of Title 18, United States Code)


         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Investors Title Company, a North Carolina corporation (the "Company"), does hereby certify that:

         The Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the "Form 10-Q") of the Company fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:   November 13, 2003        /s/ J. Allen Fine
                                  -----------------------
                                  J. Allen Fine
                                  Chief Executive Officer


Dated:   November 13, 2003        /s/ James A. Fine, Jr.
                                  ----------------------------------
                                  James A. Fine, Jr.
                                  Chief Financial Officer


         The foregoing certification is being furnished solely pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of
Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

         A signed original of this written statement required by Section 906 has been provided to Investors Title Company and will be retained by Investors Title Company and furnished to the Securities and Exchange Commission or its staff upon request.